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                                                                    Exhibit 23.1

      Consent of Independent Registered Public Accounting Firm

Lazare Kaplan International Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225, No. 333-92077 and No. 333-52303) of Lazare
Kaplan International Inc. of our report dated August 17, 2006, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 17, 2006 relating to the financial statement schedule, which appears in this Form 10-K.

BDO Seidman, LLP

New York, NY
August 24, 2006